UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 31, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 31, 2010, Cephalon, Inc. (the “Registrant”) and Mepha Holding AG entered into a Share Purchase Agreement pursuant to which the Registrant agreed to purchase all of the issued share capital of Mepha AG for CHF 622.5 million (or approximately US$590 million) in cash, subject to customary closing adjustments.  The closing of the transaction is subject to customary closing conditions, including receipt of the applicable antitrust approvals.  The transaction is expected to close in the second quarter of 2010.  The Registrant’s press release dated February 1, 2010 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated February 1, 2010 — Cephalon, Inc. Announces Agreement to Acquire Mepha AG

99.2	Slide Presentation Relating to February 1, 2010 Conference Call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: February 4, 2010	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Chief Operating Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release dated February 1, 2010 — Cephalon, Inc. Announces Agreement to Acquire Mepha AG

99.2	Slide Presentation Relating to February 1, 2010 Conference Call